                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM T-1
                                  --------

                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                     ---------------------------------

                     THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

    A National Banking Association                       36-0899825
                                                         (I.R.S. employer
                                                         identification number)

One First National Plaza, Chicago, Illinois              60670-0126
 (Address of principal executive offices)                (Zip Code)

                     The First National Bank of Chicago
                    One First National Plaza, Suite 0286
                        Chicago, Illinois 60670-0286
           Attn: Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)

                    -----------------------------------

                           PACIFIC TELECOM, INC.
            (Exact name of obligor as specified in its charter)


             Washington                                  91-0644974
   (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                        identification number)


         805 Broadway
         P.O. Box 9901
         Vacouver, Washington                            98668-9901
(Address of principal executive offices)                 (Zip Code)


                              Debt Securities
                      (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a part of this
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 3rd day of January, 1996.

                           The First National Bank of Chicago,
                           Trustee

                           By  /s/ R. D. Manella
                             ----------------------------------------
                               R. D. Manella
                               Vice President


* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                 EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                    January 3, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Pacific Telecom, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                       Very truly yours,

                                       The First National Bank of Chicago


                                       By:  /s/ R. D. Manella
                                          ---------------------------
                                          R. D. Manella
                                          Vice President

                                 EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago             Page RC-1
Address:               One First National Plaza, Suite 0460
City, State  Zip:      Chicago, IL  60670-0460
FDIC Certificate No.:  0/3/6/1/8
                       -----------

Call Date:  09/30/95    ST-BK:  17-1630 FFIEC 031



Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                   C400
                                                                                   Dollar Amounts in               ----
                                                                                       Thousands          RCFD   BIL MIL THOU
                                                                                   -----------------      ----   --- --- ----

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ...................                          0081    3,444,194   1.a.
    b. Interest-bearing balances(2) ............................................                          0071    9,033,869   1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ...............                          1754      261,869   2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ............                          1773      542,724   2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold ......................................................                          0276    3,604,442   3.a.
    b. Securities purchased under agreements to resell .........................                          0277      772,500   3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) ...................................................................... RCFD 2122  16,414,211                        4.a.
    b. LESS: Allowance for loan and lease losses ............................... RCFD 3123     355,947                        4.b.
    c. LESS: Allocated transfer risk reserve ................................... RCFD 3128           0                        4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) ....................................                          2125   16,058,264   4.d.
5.  Assets held in trading accounts ............................................                          3545   14,146,146   5.
6.  Premises and fixed assets (including capitalized leases) ...................                          2145      597,955   6.
7.  Other real estate owned (from Schedule RC-M) ...............................                          2150       10,020   7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) .............................................                          2130       40,104   8.
9.  Customers' liability to this bank on acceptances outstanding ...............                          2155      573,623   9.
10. Intangible assets (from Schedule RC-M) .....................................                          2143      105,787   10.

11. Other assets (from Schedule RC-F) ..........................................                          2160    1,454,689   11.
12. Total assets (sum of items 1 through 11) ...................................                          2170   50,646,186   12.

---------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   The First National Bank of Chicago             Page RC-2
Address:               One First National Plaza, Suite 0460
City, State  Zip:      Chicago, IL  60670-0460
FDIC Certificate No.:  0/3/6/1/8
                       -----------

Call Date:  09/30/95    ST-BK:  17-1630 FFIEC 031

Schedule RC-Continued
                                                                              Dollar Amounts in
                                                                                  Thousands                     Bil Mil Thou
                                                                              -----------------                 ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) ........................................                          RCON 2200  14,549,199  13.a.
       (1) Noninterest-bearing(1) .........................................  RCON 6631  5,715,480                           13.a.(1)
       (2) Interest-bearing ...............................................  RCON 6636  8,833,719                           13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) .................................                          RCFN 2200  13,281,870  13.b.
       (1) Noninterest bearing ............................................  RCFN 6631    435,273                           13.b.(1)
       (2) Interest-bearing ...............................................  RCFN 6636 12,846,597                           13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased ............................................                          RCFD 0278   4,108,510  14.a.
    b. Securities sold under agreements to repurchase .....................                          RCFD 0279   1,405,589  14.b.
15. a. Demand notes issued to the U.S. Treasury ...........................                          RCON 2840      98,343  15.a.
    b. Trading Liabilities.................................................                          RCFD 3548   8,276,459  15.b.

16. Other borrowed money:
    a. With original maturity of one year or less .........................                          RCFD 2332   2,290,279  16.a.
    b. With original  maturity of more than one year ......................                          RCFD 2333     549,433  16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases ................................................................                          RCFD 2910     280,522  17.
18. Bank's liability on acceptance executed and outstanding ...............                          RCFD 2920     573,623  18.
19. Subordinated notes and debentures .....................................                          RCFD 3200   1,225,000  19.
20. Other liabilities (from Schedule RC-G) ................................                          RCFD 2930     907,545  20.
21. Total liabilities (sum of items 13 through 20) ........................                          RCFD 2948  47,546,372  21.
22. Limited-Life preferred stock and related surplus ......................                          RCFD 3282           0  22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .........................                          RCFD 3838           0  23.
24. Common stock ..........................................................                          RCFD 3230     200,858  24.
25. Surplus (exclude all surplus related to preferred stock) ..............                          RCFD 3839   2,317,534  25.
26. a. Undivided profits and capital reserves .............................                          RCFD 3632     582,210  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities .........................................................                          RCFD 8434        (806) 26.b.
27. Cumulative foreign currency translation adjustments ...................                          RCFD 3284          18  27.
28. Total equity capital (sum of items 23 through 27) .....................                          RCFD 3210   3,099,814  28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) .................................                          RCFD 3300  50,646,186  29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number
     of the statement below that best describes
     the most comprehensive level of auditing work
     performed for the bank by independent
     external auditors as of any date                            Number
     during 1993.................................      RCFD 6724   N/A     M.1.

1 =  Independent audit of the bank      4 =  Directors' examination of the bank
     conducted in accordance with            performed by other external
     generally accepted auditing             auditors (may be required by state
     standards by a certified public         chartering authority)
     accounting firm which submits a    5 =  Review of the bank's financial
     report on the bank                      statements by external auditors
2 =  Independent audit of the bank's    6 =  Compilation of the bank's
     parent holding company conducted        financial statements by external
     in accordance with generally            auditors
     accepted auditing standards by a   7 =  Other audit procedures (excluding
     certified public accounting firm        tax preparation work)
     which submits a report on the      8 =  No external audit work
     consolidated holding company (but
     not on the bank separately)
3 =  Directors' examination of the bank
     conducted in accordance with
     generally accepted auditing
     standards by a certified public
     accounting firm (may be required
     by state chartering authority)

--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.